As filed with the Securities and Exchange Commission on July 3, 2019

Registration No. 333-203562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	35-2451470
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(630) 824-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine T. Gates

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(630) 824-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Swidler

Mike Rosenwasser

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

(212) 408-2511

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-203562, of SunCoke Energy Partners, L.P., a Delaware limited partnership (“Registrant”), filed with the Securities and Exchange Commission on April 22, 2015 and amended on May 29, 2015 and June 15, 2015. The Registration Statement registered the offer and sale from time to time of (i) an indeterminate number of common units representing limited partner interests in SXCP (“Common Units”) and preferred units representing limited partner interests of the Registrant (“Preferred Units” and, together with Common Units, the “Securities”) and (ii) up to 22,492,146 Common Units offered by the selling security holder named therein, the total of (i) and (ii) representing an aggregate maximum offering price not to exceed $1,250,000,000.

On June 28, 2019, pursuant to the Agreement and Plan of Merger, dated as of February 4, 2019, by and among the Registrant, SunCoke Energy, Inc. (“SunCoke”), SC Energy Acquisition, LLC (“Merger Sub”), and SunCoke Energy Partners GP LLC, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of SunCoke (the “Merger”) and SunCoke, in a stock-for-units exchange, acquired all outstanding Common Units not already owned by it.

In connection with the Merger, all offerings of Securities pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by it in the Registration Statement, the Registrant, by means of this Post-Effective Amendment No. 1, hereby removes from registration all Securities of the Registrant registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on July 3, 2019.

SUNCOKE ENERGY PARTNERS, L.P.

By: SunCoke Energy Partners GP LLC, its general partner

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.